P.  O. Box 33042, St.  Petersburg, Florida 33733

[LOGO]                                   NOTICE OF ANNUAL MEETING
                                                  OF SHAREHOLDERS
[LOGO]

                                                   March 12, 1998

To the Common Shareholders:

           The Annual Meeting of Shareholders of Florida Progress Corporation (the "Company") will be held at Ruth Eckerd Hall, 1111 McMullen Booth Road North, Clearwater, Florida, on Friday, April 17, 1998, at 9:00 A.M., for the following purposes:

           1.         To elect three directors to serve for a three-year term;

           2. To vote upon two shareholder proposals as set forth in the accompanying proxy statement;

and to transact such other business as may properly come before the meeting, or any adjournment thereof.

           The Board of Directors has fixed the close of business on February 6, 1998, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be open to examination by the shareholders, during regular business hours, for a period of ten days prior to the meeting at the principal executive offices of the Company, One Progress Plaza, St. Petersburg, Florida 33701.


                                         By order of the Board of Directors,

                                         Kathleen M. Haley
                                         Corporate Secretary

           You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope, which requires no postage.

Florida Progress Corporation, P. O. Box 33042, St. Petersburg, Florida 33733, March 12, 1998

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS/APRIL 17, 1998


           This statement is furnished in connection with the solicitation by the Board of Directors of Florida Progress Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at Ruth Eckerd Hall, 1111 McMullen Booth Road North, Clearwater, Florida, on Friday, April 17, 1998, at 9:00 A.M., or at any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices at any time before the proxy is voted, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective unless and until received by the Company prior to or at the Annual Meeting.

           Shares of Common Stock, without par value (the "Common Stock"), are the only outstanding voting securities of the Company.

           Only shareholders whose names appeared of record on the books of the Company at the close of business on February 6, 1998, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, there were 97,044,941 shares of Common Stock outstanding. Each share is entitled to one vote for each director to be elected and one vote for each other matter to be considered. The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. The Florida Business Corporation Act (the "FBCA") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the FBCA, or other applicable laws, or the Company's articles of incorporation require a greater vote). Therefore, under the FBCA, abstentions and broker non- votes have no legal effect, unless a specific percentage of those shareholders entitled to vote is required by the FBCA, or other applicable laws, or the Company's articles of incorporation to approve a matter.

           The cost of preparing and mailing proxy material and soliciting proxies will be borne by the Company. Solicitation of proxies from some shareholders will be made by telephone or in person by regular employees of the Company, who will receive no additional compensation therefor. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the Annual Meeting to beneficial owners, and the Company will reimburse such firms for their expense in so doing.

           This proxy statement and accompanying notice and form of proxy are first being sent to the shareholders of the Company on or about March 12, 1998.

Election of Directors

           The Board of Directors of the Company currently consists of twelve members, divided into three classes. The current terms of the three classes expire in 1998 (Class II directors), 1999 (Class III directors) and 2000 (Class I directors). Directors are generally elected for three-year terms. Effective with the 1998 annual meeting of shareholders, the number of directors has been reduced to eleven and the number of Class II directors has been reduced to three.

           Three Class II directors with terms expiring in 2001 are to be elected at the Annual Meeting. The Board of Directors has nominated three persons, all of whom are currently directors, to stand for election at the Annual Meeting. The directors shall be elected by a plurality of the votes cast, so that the three persons nominated for election as Class II directors receiving the three highest totals of votes cast in favor of his election will be elected as Class II directors. Each share of Common Stock entitles its holder to cast one vote in respect of each director to be elected. Votes may not be cumulated.

           It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote all proxies FOR the election of the three nominees of the Board of Directors as directors of the Company. Directors elected at the Annual Meeting, after being duly qualified, will serve until their successors are elected and qualified.

           The Board of Directors has been informed that all nominees are willing to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the accompanying proxy will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.


Information as to Nominees

           The names and ages of the nominees for election as directors, their principal occupations and employment during the past five years, including a brief biography, and the first year elected as a director, are as follows:



                                   NOMINEES FOR TERMS EXPIRING IN 2001
                                           (CLASS II DIRECTORS)

[PHOTO]   W. D. ("BILL") FREDERICK, JR., age 63, Citrus grower and investor, Orlando,
          Florida. From 1980 to 1992 Mr. Frederick served as Mayor of the City of Orlando.
          He practiced law as a public defender for the Ninth Judicial  Circuit of Florida and in 1966 founded the Orlando law firm of Frederick,  Wooten & Honeywell  P.A.
          He returned to the practice of law in 1992 as a partner in the Orlando office of the firm of Holland & Knight  from  which he retired in 1995.  He is a member of the Board of Directors of Florida  Power  Corporation  ("Florida  Power"),  Blue
          Cross/Blue  Shield  of  Florida,  and  SunTrust  Bank,  Central  Florida,   N.A.
          Committees: Compensation; Compliance, Chairman. Director since 1995.

[PHOTO]   FRANK C. LOGAN, age 62, attorney with the law firm of Harper, Kynes, Geller,
          Watson & Buford, P.A., Clearwater, Florida, since 1996.  Previously, he was with the Clearwater law firm of Harris, Barrett, Mann & Dew and the Tampa firm of
          MacFarlane, Ausley, Ferguson & McMullen.  He has practiced law since 1962, specializing in estate planning, probate, corporate and business law.  He is a director of Florida Power.  Committee: Compliance. Director since 1997.

[PHOTO]   VINCENT J. NAIMOLI, age 60, Chairman, President and Chief Executive Officer
          of Anchor Industries International, Inc., an operating and holding company, Tampa,
          Florida, a position he has held for more than five years. He is also Managing
          General Partner and Chief Executive Officer of the Tampa Bay Devil Rays, Ltd.
          Major League Baseball Club, St. Petersburg, Florida.  He is a director of Florida
          Power and Players International, Inc., and in conjunction with the business activities of Anchor Industries, Mr. Naimoli serves as a director of Russell Stanley Corp. and
          Simplicity Pattern Company. Committees:  Finance and Budget; Nominating.
          Director since 1992.


Information as to Continuing Directors

           The names and ages of directors who continue in terms expiring in 1999 and 2000, their principal occupations and employment during the past five years, including a brief biography, and the first year elected as a director, are as follows:


                              CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                           (CLASS III DIRECTORS)
[PHOTO]   JACK B.  CRITCHFIELD,  age 64, Chairman of the Board, a position he has held for more than five years. Since 1983, he has held numerous executive  positions with the Company and its subsidiaries,  including President, Chief Executive Officer,
          Chief  Operating  Officer and Group Vice President of the Company,  President of
          Electric Fuels Corporation  ("Electric Fuels") and Vice President of the Eastern
          and Ridge  Divisions of Florida  Power.  He has been a director of Florida Power since 1988 and served as a director of Florida  Power from 1975 through 1978 and as  Chairman  of its Board from 1990 until  April  1996.  Committee:  Executive,
          Chairman. Director since 1988.

[PHOTO]   CLARENCE V. MCKEE,  ESQ., age 55, Chairman and Chief Executive  Officer of McKee
          Communications,  Inc.,  Tampa,  Florida,  a firm involved in the acquisition and management of television  and radio  stations.  He served as Counsel to Pepper &
          Corazinni, a Washington, D.C. communications law firm, from 1980 until 1987 when he became a co-owner  of WTVT  Holdings,  Inc.,  where he held the  position  of
          Chairman and Chief  Executive  Officer  until 1992.  He is a director of Florida
          Power,   American  Heritage  Life  Insurance  Company,   and  Checkers  Drive-In
          Restaurants,  Inc. Committees:  Compensation;  Audit,  Chairman.  Director since
          1989.

[PHOTO]   RICHARD A. NUNIS, age 65, Chairman of Walt Disney Attractions, Orlando, Florida.
          He has held various positions with the Disney organization since 1955, including
          Vice President,  Operations in 1968,  Executive Vice President of DISNEYLAND and
          Walt Disney World in 1972, President of Walt Disney Attractions in 1980, and his
          current  position since 1991. He is a director of Florida Power, The Walt Disney
          Company,  and  SunTrust  Bank,  Central  Florida  N.A.  Committees:   Executive;
          Compensation; Finance and Budget. Director since 1989.

[PHOTO]   JEAN  GILES  WITTNER,  age 63,  President  of  Wittner & Co.,  Wittner Securities,
          Inc.,  and Wittner & Associates,  Inc.,  St.  Petersburg, Florida, firms involved in real estate management, insurance brokerage and consulting,  positions she has held for more than five years.  She previously  served as  President  and  Chief
          Executive  Officer  of a savings  association  until  it was sold in 1986.  She serves  on the boards of Florida  Power,  Checkers  Drive-In  Restaurants,  Inc.,
          and Raymond James Bank, F.S.B. Committees: Audit; Compensation,  Chairman; Compliance.
          Director since 1982.





                                   DIRECTORS WHOSE TERMS EXPIRE IN 2000
                                           (CLASS I DIRECTORS)

[PHOTO]   MICHAEL P. GRANEY, age 54, Partner, Simpson Thacher & Bartlett, Columbus,
          Ohio.  He has practiced law with this New York-based law firm since 1980 and is now resident partner in its Ohio office.  His specialties are utilities, antitrust and litigation.  He is a member of the American, District of Columbia, Ohio and
          Columbus Bar Associations and the Federal Energy Bar Association.  He is a
          director of Florida Power.  Committees: Executive; Compliance; Nominating,
          Chairman.  Director since 1991.

[PHOTO]   RICHARD KORPAN, age 56, President and Chief Executive Officer of the Company. He
          has held the position of President  since 1991,  and effective June 1, 1997, was appointed Chief Executive Officer of the Company.  Since April 1996, he has also served as Chairman  of the Board of Florida  Power,  and until June 1, 1997,  as
          Chief  Executive  Officer of  Florida  Power.  He joined the  Company in 1989 as
          Executive  Vice  President  and Chief  Financial  Officer.  He is a director  of
          SunTrust Bank of Tampa Bay. Committees:  Executive; Finance and Budget. Director
          since 1989.

[PHOTO]   JOAN D.  RUFFIER,  age 58,  General  Partner,  Sunshine  Cafes,  Ltd.,  Orlando,
          Florida,  a food and beverage  concession  business at major  Florida  airports, positions  she has held for more  than five  years.  Previously,  she  practiced public accounting with the firm of Colley, Trumbower & Howell. She is a director of Florida  Power and also serves on the boards of  directors  of Cyprus  Equity
          Fund and  INVEST,  INC.  Committees:  Audit;  Compliance;  Finance  and  Budget,
          Chairman.  Director since 1990.

[PHOTO]   ROBERT T. STUART,  JR., age 65, rancher and investor,  Dallas,  Texas, for more than five years.  He held numerous  executive  positions with Mid-Continent  Life Insurance
          Company  ("Mid-Continent")  since 1949, including Vice President,  President,
          Chairman of the Board and Chief Executive  Officer until 1986 when  Mid-Continent  was acquired by the Company. He is a director of Florida Power.  Committee:  Executive.
          Director since 1986.


Security Ownership of Certain Beneficial Owners

           The following table sets forth information concerning shares of Common Stock that are held by persons known to the Company to be the beneficial owners of more than 5% of said stock as of December 31, 1997.

                                           Number of Shares                      Percent
Name and Address                          Beneficially Owned(1)                  of Class

Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, CA  94404                          6,443,775                        6.6%

The Capital Group Companies, Inc.
   333 South Hope Street
   Los Angeles, CA  90071                      7,973,800                         8.2%

Security Ownership of Management

         The directors and nominees and all other named executive officers individually, and the directors, nominees, named executive officers and executive officers of the Company as a group, beneficially owned Common Stock as follows:
                                                  Number of Shares                  Percent of
Name                                              Beneficially Owned(1)              Class (2)

Jack B. Critchfield                                         51,394
W. D. ("Bill") Frederick, Jr.                                2,885
Michael P. Graney                                            3,616
Richard Korpan                                              24,326
Frank C. Logan                                               2,383
Clarence V. McKee                                            3,113
Vincent J. Naimoli                                           9,206
Richard A. Nunis                                            22,672
Charles B. Reed                                              3,768
Joan D. Ruffier                                              4,688
Robert T. Stuart, Jr.                                  1,506,073(3)                   1.55%
Jean Giles Wittner                                          10,317
Stanley I. Garnett, II                                       6,186
Jeffrey R. Heinicka                                          5,692
Richard D. Keller                                           14,963
Joseph H. Richardson                                        12,643

All 17 directors, nominees and
executive officers as a group,                           1,689,621                    1.74%
including those named above


(1) As used in the above tables, "beneficial ownership" means the direct or indirect, sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security. Unless otherwise noted, the number of shares held are beneficially owned as of December 31, 1997.

(2)      Unless otherwise noted, less than 1% per individual.

(3) Includes 594 shares owned by Mr. Stuart's children, as to which shares Mr. Stuart disclaims beneficial ownership.

Certain Relationships and Related Transactions

         The Company has invested $5 million for a 5.75% limited partnership interest in the Tampa Bay Devil Rays, Ltd. ("Devil Rays"), a Florida limited partnership that acquired in 1995 a Major League Baseball franchise for the Tampa Bay area. A corporation controlled by Vincent J. Naimoli, a director of the Company, is the managing general partner and a limited partner in the Devil Rays. Mr. Naimoli has a total indirect interest of 16.67% in the Devil Rays. The foregoing percentage capital interests are subject to change should additional investors be admitted to the Devil Rays. The Company has also executed a Private Suite License Agreement ("License") with the Devil Rays for the use of a private suite to be constructed in Tropicana Field located in St. Petersburg, Florida. The License fee in the amount of $125,000 per year is subject to annual increases over the five-year term of the License equal to 2.5% plus the percentage increase in the Consumer Price Index. The term of the License is expected to commence in 1998 and no later than the date of the first regular season game scheduled to be played by the Devil Rays baseball team in Tropicana Field. The terms and conditions of the License are substantially similar to those entered into with other licensees.

         Florida Power, a subsidiary of the Company, has entered into an eight-year Sponsorship Agreement (the "Agreement") with the Devil Rays. The Agreement provides that Florida Power will sponsor a Walk of Fame and one in-stadium sign at Tropicana Field, the site where the Tampa Bay Devil Rays team will play its home Major League Baseball games. The cost for constructing and maintaining the Walk of Fame will be borne by Florida Power and will depict the names of various people, including local and national athletes, celebrities and entertainers. During the term of the Agreement, Florida Power will pay to the Devil Rays a sponsorship fee of $100,000 per year for the Walk of Fame. The costs for constructing and maintaining the in-stadium signage will be borne by the Tampa Bay Devil Rays. Beginning in 1998 through 2000 inclusive, Florida Power will pay a sponsorship fee in the amount of $350,000 for the in-stadium signage, and beginning in the year 2001 and for the duration of the term of the Agreement, the sponsorship fee payable for the in-stadium signage will be increased by 3 1/2% over the fee paid in the immediately preceding year. In addition, Florida Power has entered into agreements with the

Devil Rays for the naming rights and promotional and advertising programs at the baseball stadium in St. Petersburg, where the Devil Rays baseball team will play its spring training games. The baseball stadium complex has been renamed "Florida Power Park, Home of Al Lang Field." Approximately one-third of a $150,000 annual fee for the naming rights will be shared by the Devil Rays with the City of St. Petersburg. A $150,000 annual fee for promotion and advertising will be paid to the Devil Rays based on plans by Florida Power for community and employee relations programs. The terms of the agreements expire in 2007.

         Mr. Michael P. Graney is a partner in the law firm of Simpson Thacher & Bartlett. That firm provided legal services to the Company and Electric Fuels in 1997, and has been providing legal services to the Company and Electric Fuels during 1998.

Meetings of the Board of Directors
and Standing Committees

         During 1997, the Board of Directors held six meetings. In addition, certain directors attended standing committee meetings, including the following:

         Audit Committee. During 1997, the Audit Committee met three times to review the financial statements and results of the 1996 audit, to recommend independent auditors for 1997 and to discuss plans and objectives for internal audit activities for 1998.

         Compensation Committee. During 1997, the Compensation Committee met six times to review and approve the total compensation opportunities and awards for the executive officers of the Company and Florida Power, and to take actions relating to the basic design of the Company's compensation and benefit policies for all employees of the Company and its subsidiaries.

         Nominating Committee. During 1997, the Nominating Committee met two times to review potential candidates for election to the Board of Directors. The Committee will consider recommendations for nominees for election to the Board of Directors submitted by shareholders. In addition to other requirements, for a nomination to be made by a shareholder, the Company's bylaws provide that such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which the notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

         The Company also has Executive, Finance and Budget and Compliance Committees. Members of all committees are identified in the sections titled "Information as to Nominees" and "Information as to Continuing Directors." During 1997, all directors attended at least 75% of the total number of Board and pertinent committee meetings, except for Mr. Stuart who attended at least 50% of the total number of Board meetings.

Compensation of Directors

         At the 1996 Annual Meeting, the Company's shareholders approved the Stock Plan for Non- Employee Directors of Florida Progress Corporation and Subsidiaries (the "Director Plan"). Under the terms of the Director Plan during 1997, 75% of each non-employee director's $30,000 retainer fee was paid quarterly in arrears in Common Stock. In addition, non-employee directors were paid $1,500 for attendance at each meeting of the Company's Board of Directors, and effective May 15, 1997, a per meeting fee of $1,000 for attendance at each subsidiary board or board committee meeting. A $750 meeting fee was also paid to each Committee Chairman for each meeting chaired. Directors have also been paid a $500 attendance fee for participation in strategic update conferences. The cash portion of directors' compensation is allowed to be deferred.

         In accordance with the six practices adopted by the Board in November 1995 with regard to director compensation, the Compensation Committee meets each year to review all elements of director compensation. In May of 1997, the Compensation Committee reviewed the total value of all forms of director compensation and determined that its current objectives to increase stock ownership and provide directors with a fair and competitive compensation package are being met. The per meeting fee of $1,000 for attendance at each subsidiary board or board committee meeting was changed from the previous per day meeting fee of $1,500 to conform to standard practice based upon benchmarking studies.

Executive Compensation

         The following table contains information with respect to compensation awarded, earned or paid during the years 1995-1997 to (i) the former Chief
Executive Officer ("former CEO") of the Company; (ii) the current Chief Executive Officer ("CEO") of the Company; and (iii) the other four most highly compensated executive officers of the Company (the individuals referred to in (i), (ii) and (iii) are referred to collectively as the "Named Executive Officers") whose total remuneration paid in 1997 exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                               Compensation
                                         Annual Compensation (1)                  Payouts
              (a)                      (b)          (c)            (d)               (h)               (i)
Name and Principal Position                                                          LTIP            All Other
                                      Year         Salary          Bonus         Payouts(2)      Compensation(3)

JACK B. CRITCHFIELD                   1997        $685,006       $ 47,500        $527,363(4)         $33,465
  Chairman and former
  Chief Executive Officer             1996         672,581         498,000         505,252           25,060

                                      1995         589,992         382,500         465,654           22,715

RICHARD KORPAN                        1997        $592,304       $ 41,500        $324,028(4)         $26,490
  President and Chief
  Executive Officer                   1996         535,610         333,500         339,107           18,900

                                      1995         440,003         257,000         284,109           19,800

RICHARD D. KELLER                     1997        $366,733       $173,500        $205,910(4)         $16,227
  Group Vice President
  and President and Chief             1996         320,640          -0-            139,347           12,646
  Executive Officer, Electric
  Fuels Corporation                   1995         284,466         108,500         146,882            9,813

STANLEY I. GARNETT, II                1997        $408,616      $   21,500       $51,891(4)          $5,063
  Executive Vice President(5)
                                      1996           N/A            N/A              N/A               N/A

                                      1995           N/A            N/A              N/A               N/A

JOSEPH H. RICHARDSON                  1997        $384,619       $    -0-        $162,091(4)         $13,890
  Group Vice President
  and President and Chief             1996         288,884         214,000         128,858          16,585(6)
  Executive Officer, Florida
  Power Corporation                   1995         215,009         113,000         110,473            8,835


JEFFREY R. HEINICKA                   1997        $264,992       $ 15,500        $110,393(4)         $12,315
  Senior Vice President and
  Chief Financial Officer             1996         258,456         169,000         113,139            8,595

                                      1995         211,200         100,000           N/A              8,325



(1) All other annual compensation paid to the Named Executive Officers during 1997, other than salary and annual incentive compensation, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission rules.

(2) The number of shares of restricted Common Stock held by the Named Executive Officers as of December 31, 1997 as a result of awards earned under the 1993-1995 and 1994-1996 performance cycles, and the value of such shares, was as follows: Jack B. Critchfield 12,261 shares, $481,244; Richard Korpan 8,010 shares, $314,393;
               Richard D. Keller 3,524 shares, $138,317; Stanley I. Garnett, II -0- shares; Joseph H. Richardson 3,062 shares, $120,184; and Jeffrey R. Heinicka 1,938 shares, $76,067. The restrictions were removed from all shares effective January 1, 1998.

(3) Company contributions to its Savings Plan and Executive Optional Deferred Compensation Plan on behalf of the Named Executive Officers.

(4) Represents the dollar value as of February 18, 1998, the date of award, of shares of Common Stock earned under the 1995-1997 performance cycle of the Company's Long-Term Incentive

               Plan ("LTIP"), none of which are restricted. The total number of shares earned, including dividend equivalent shares, is as follows: Jack B. Critchfield, 13,720 shares; Richard Korpan, 8,430 shares; Richard D. Keller, 5,357 shares; Stanley I. Garnett, II, 1,350 shares; Joseph H. Richardson, 4,217 shares; and Jeffrey R. Heinicka, 2,872 shares.

               See the discussion of the method of calculating payouts contained
               in  the  Long-  Term  Incentive   Compensation   portion  of  the
               Compensation Committee Report
               of the Board of Directors on page 13.

(5) Stanley I. Garnett, II became an executive officer of the Company effective June 1, 1997. Salary information for 1997 includes $182,075 paid to Mr. Garnett through a consulting firm that was retained by the Company prior to his employment by the Company. No compensation information is provided for 1995 and 1996 because he was not an executive officer of the Company during those years.

(6) Represents $8,835 in Company Contributions to the Savings Plan of Florida Progress and the Executive Optional Deferred Compensation Plan and $7,750 of director fees for services as a director of Echelon International Corporation, a former subsidiary of Florida Progress.

                   The following table contains information with respect to performance shares granted in 1997 to the Named Executive Officers of the
Company under the LTIP:

                                            LONG-TERM INCENTIVE PLAN(1)
                                                  AWARDS IN 1997

                              Number of         Performance
                              Performance          Period                  Estimated Payout at End of Period (3)
                                                                  ----------------------------------------------
      Name                    Shares (2)          Covered            Threshold               Target            Maximum
      ----                    ------------      -----------       --------------        ---------------       -----------

Jack B. Critchfield               15,406        1997-1999           3,852 shares        15,406 shares        30,812 shares
Richard Korpan                     9,639        1997-1999           2,410 shares         9,639 shares        19,278 shares
Richard D. Keller                  6,024        1997-1999               0 shares         6,024 shares        16,566 shares
Stanley I. Garnett, II             4,863        1997-1999           1,216 shares         4,863 shares         9,726 shares
                                   3,242        1996-1998           1,080 shares         3,242 shares         5,944 shares
                                   1,621        1995-1997              811 shares        1,621 shares         2,432 shares
Joseph H. Richardson               6,426        1997-1999           1,607 shares         6,426 shares        12,852 shares
Jeffrey R. Heinicka                3,406        1997-1999              852 shares        3,406 shares         6,812 shares


(1) The LTIP is a Common Stock and cash-based incentive plan to reward participants for long-term performance of the Company. It was approved by the shareholders in 1990. See the Long-Term Incentive Compensation portion of the Report of the Compensation Committee of the Board of Directors on page 13 for additional information.

(2) The number of performance shares granted is based on a percentage of base salary in effect at the time of each award and is subject to automatic increase or decrease on a prorated basis in accordance with changes to a participant's base salary or LTIP percentages throughout the performance cycle.

         In the event of a change in control of the Company, 150% of all performance shares granted to the Named Executive Officers under the LTIP and then outstanding would automatically be considered earned and would be paid in shares of unrestricted Common Stock together with shares of unrestricted Common Stock payable for dividend equivalents accrued through the date of the change in control.

(3) Payouts for the 1995-1997 performance cycle were based on achieving return on equity ("ROE") and return on average invested capital ("ROIC") goals, equal to or exceeding the thresholds determined by the Compensation Committee. Payouts for the 1996-1998 performance cycle will be based on achieving ROE and total shareholder return ("TSR") objectives and for Mr. Keller, based also on Electric Fuels' compound annual earnings growth and ROIC. Payouts for the 1997-1999 performance cycle will be based on TSR, and for Mr. Keller, based also on Electric Fuels' compound annual earnings growth and ROIC.

Pension Plan Table

         The table below illustrates the estimated annual benefits (computed as a straight life annuity beginning at retirement at age 65) payable under the Company's Retirement Plan, Nondiscrimination Plan and Supplemental Executive Retirement Plan ("SERP") for specified final average compensation and years of service levels.

                       Estimated Annual Retirement Benefits Payable Under
                                 the Retirement Plan, Nondiscrimination Plan and
                               the Supplemental Executive Retirement Plan

Average Annual
 Compensation                                        Service Years
                      5            10             15             20             25            30       35 or more
                      -            --             --             --             --            --       ----------

$   200,000        $ 37,500      $ 75,000     $ 112,500        $120,000       $120,000       $120,000       $126,000
    300,000          56,250       112,500       168,750         180,000        180,000        180,000        189,000
    400,000          75,000       150,000       225,000         240,000        240,000        240,000        252,000
    500,000          93,750       187,500       281,250         300,000        300,000        300,000        315,000
    600,000         112,500       225,000       337,500         360,000        360,000        360,000        378,000
    700,000         131,250       262,500       393,750         420,000        420,000        420,000        441,000
    800,000         150,000       300,000       450,000         480,000        480,000        480,000        504,000
    900,000         168,750       337,500       506,250         540,000        540,000        540,000        567,000
 1,000,000          187,500       375,000       562,500         600,000        600,000        600,000        630,000
 1,100,000          206,250       412,500       618,750         660,000        660,000        660,000        693,000
 1,200,000          225,000       450,000       675,000         720,000        720,000        720,000        756,000
 1,300,000          243,750       487,500       731,250         780,000        780,000        780,000        819,000
 1,400,000          262,500       525,000       787,500         840,000        840,000        840,000        882,000
 1,500,000          281,250       562,500       843,750         900,000        900,000        900,000        945,000


         The Named Executive Officers are entitled to benefits under the SERP. These benefits are offset by the benefits payable under the Retirement Plan and the Nondiscrimination Plan, as well as 50% of the executive's primary Social Security benefit. The estimated annual SERP benefit for the Named Executive Officers (prior to any offsets) may be determined using the Pension Plan Table set forth above. For these purposes, the current compensation for each executive that would be used in calculating benefits under the SERP is substantially the same as the three year average of the salary and bonus reported in the summary compensation table, and the number of years of deemed credited service that would be used in calculating benefits under the SERP for each such executive is as follows: Dr. Critchfield, 35 years of service; Mr. Korpan, 35 years of service; Mr. Keller, 19 years of service; Mr. Garnett, 4 years of service; Mr. Richardson, 22 years of service; and Mr. Heinicka, 20 years of service. Under the formula used for calculating benefits under the SERP, the maximum benefit payable to each Named Executive Officer is reached at 16 years of deemed credited service unless the Named Executive Officer achieves 35 years of service.

         Accrued benefits may also be paid under each of the Retirement Plan, Nondiscrimination Plan and SERP if a participant terminates employment before age 65 and meets the requirements for early retirement, disability, death or other termination of employment benefits after becoming vested under the rules of the particular plan.

         Under  the  Retirement  Plan  and  the   Nondiscrimination   Plan,  the
compensation taken into account in calculating benefits is salary only. The years of credited service that would be used in calculating benefits under the formula applicable to the Retirement Plan and the Nondiscrimination Plan (1.8% of final average earnings for each year of service) for the Named Executive Officers in the summary compensation table are as follows: Dr. Critchfield, 14 years of service; Mr. Korpan, 9 years of service; Mr. Keller, 19 years of service; Mr. Garnett, -0- years of service; Mr. Richardson, 22 years of service; and Mr. Heinicka, 20 years of service. The benefits under the Retirement Plan and the Nondiscrimination Plan are subject to offset by an amount equal to 1 1/7% of a participant's primary Social Security benefit for each year of service (with a maximum offset of 40%).

         In the event of a change in control, each Named Executive Officer would receive credit under the SERP for five additional years of service. If a participant's employment is terminated following a change in control, the benefit payable from the SERP is as follows: (1) an annuity beginning at age 55 through 59, subject to early payment reductions in the amount of 3% for each year prior to age 60, or age 60 without reduction; (2) the amount of any federal excise taxes (and income taxes on any reimbursement under this provision) imposed on the executive under Section 4999 of the Internal Revenue Code; and
(3) a 50% surviving spouse benefit payable upon death.


Employment Contracts, Termination of
Employment and Change-in-Control
Arrangements

         In 1998, the Company amended its 1995 employment agreement with Mr. Korpan. The term of the agreement is from March 1, 1998 through February 28, 2002. On each March 1, beginning with March 1, 2000, the agreement will automatically be extended for one additional year, unless either party gives 90 days' written notice to the contrary. The agreement provides for an annual base salary of not less than $660,000 with award opportunities as a participant in the Management Incentive Compensation Plan ("MICP") and LTIP of not less than the level authorized for any other executive officer of the Company. The agreement establishes minimum annual retirement benefits to be paid in any case, that increase with Mr. Korpan's tenure. The agreement also provides for the payment of comparable retirement benefits to his surviving spouse as well as payment to his estate of the base salary and MICP target bonus for the year in which death occurs. Severance pay established in the agreement is three times the sum of his annual base pay and MICP target bonus. Severance pay is due upon termination by the Company without cause or upon termination by the employee for good reason. The agreement contains restrictive covenants that apply for a period of two years after termination of employment. The Company will pay the employee's attorneys' fees in the event of an action to enforce the agreement after a change in control. The employee will be entitled to an additional payment in the event that any payment or benefit under the agreement would subject the employee to the excise tax imposed under Section 4999 of the Internal Revenue Code. To the extent that benefits are payable under both Mr. Korpan's employment agreement and the agreement referred to in the next paragraph, they are payable to the maximum extent under either, but not both, of those agreements.

         Change-in-control benefits were previously included in the SERP which was originally adopted August 1, 1989 and which has been amended from time to time. In 1998, the Company entered into individual agreements with each of the Named Executive Officers, except Jack B. Critchfield, dealing with a change in control as defined in each agreement. These agreements implement changes to the change-in-control benefits previously included in the SERP and reduce the cost to the Company in the event a change in control occurs. In the event of a change in control, each Named Executive Officer would receive credit under the SERP for five additional years of service. Each agreement establishes the conditions of employment during an employment period which commence on the date of any change in control until the earliest to occur of: (1) the date which is 36 months from the date of any such change in control; or (2) the date of termination of employment of the Named Executive Officer. In the event of termination of employment following a change in control, each agreement provides for the following: (1) a severance payment equal to two and a half or three times the Named Executive Officer's base salary and annual bonus; (2) payout in cash at 150% or maximum of performance shares granted under the LTIP after a change in control and, in one instance, payout of the difference between actual and maximum of performance share awards paid out as a result of the occurrence of a change in control; (3) welfare benefits for the Named Executive Officer for a maximum of thirty months after termination with lifetime access to medical in-surance with the executive paying the full cost thereafter; (4) the payment of the premium for group executive excess liability insurance for 15 years; (5) tax assistance up to $15,000; (6) the payment of reasonable attorneys' fees and expenses related to disputes involving the agreement; and (7) reimbursement of relocation expenses not covered by another employer and not in excess of $10,000 incurred within 30 months of termination.


Report of the Compensation
Committee of the Board of Directors

   Executive Compensation Design

         The Company's executive compensation system is intended to attract, retain and motivate high quality executives with individually tailored market- and performance-based compensation packages that reward protection of Company assets and enhancement of shareholder value. The Compensation Committee of the Board of Directors of Florida Progress Corporation (the "Committee"), comprised solely of outside directors, approves total compensation opportunities and awards for executive officers of the Company and Florida Power. The target compensation for each executive officer is established annually by the Committee and is made up of three principal components: base salary; annual incentive cash compensation; and long-term incentive compensation payable in cash or Common Stock. A significant portion of each executive officer's total target compensation is variable, at risk and dependent upon the Company's annual and long-term performance.

         In determining target compensation, the Committee reviews market values compiled by human resource professionals from several independent surveys based upon an equal blend of compensation levels of both electric power and general industry median rates, where possible. This philosophy is intended to reflect the changing nature of the utility industry and to recognize the fact that pay practices in the future must be adequate to attract talented employees from industries other than solely electric utilities. In 1997, the Committee received an updated competitive compensation analysis for total direct compensation prepared by Towers and Perrin, a benefits consulting firm, for each executive officer as well as a parallel study done at the Committee's request to ensure that the survey data was accurate.

         The Committee believes its "pay- for-performance" program, which compensates an executive officer at his or her target level of compensation only if specific goals are achieved, is a fair way to structure an executive compensation program. The program rewards executives for meeting financial targets, thus producing benefits for the entire Company and its shareholders.

         A discussion of the three compensation components and the actions taken by the Committee with respect to compensation reported for 1997 for the Named Executive Officers, including the CEO and the former CEO follows.

         Base Salary

         The base salary component is based, in most instances, on an equal weighting of market data from both utility and general industry sources. An executive officer's base salary will vary within this competitive framework based on experience, responsibilities, leadership and performance. As a result, updated market data increases were appropriate for many of the executive officers. These increases are reflected in the Summary Compensation Table. Mr. Garnett's base salary was established based on market data evaluated at the time he was appointed as an executive officer of the Company. The former CEO's base salary was not increased from the previous year although updated market data and the Committee's succession plans warranted an increase in the CEO's base salary.

     Annual  Incentive Cash Compensation

         The Company's MICP provides annual incentive cash compensation opportunities to officers and key employees of the Company and its subsidiaries (including the Named Executive Officers) by creating performance award pools associated with the achievement of corporate goals. The goals associated with the threshold, target and maximum funding levels for each performance award pool under the MICP are established by the Committee, based upon objective measures of corporate performance. For 1997, the goals established by the

Committee for the performance award pools in which each of the Named Executive Officers was a participant were based upon return on average invested capital for the Company's principal operating subsidiaries as well as net income for Electric Fuels. The Committee considers the projections and assumptions contained in the relevant annual profit plan in establishing threshold, target and maximum funding level goals for each performance award pool. Executive officers having responsibility primarily for a single operating subsidiary were assigned to subsidiary performance award pools having goals based solely on that subsidiary's performance. Executive officers having Company-wide responsibilities were assigned to the holding company performance award pool whose goals were a composite of weighted, operating subsidiary goals. The Committee explicitly retains discretion to take into account, in determining if performance goals were met, whether assumptions contained in the relevant profit plan were in fact valid, and if they were not, to make appropriate adjustments to reported financial results for purposes of computing goal achievement levels.

         Performance award pool funding levels typically are based upon a mathematical function of pool participants' target annual incentive cash compensation opportunity (expressed as a percentage of base salary) and the pool goal level achieved. The Committee may exercise its discretion in approving the amount of the award pool and the specific amount of the annual incentive cash compensation to be paid to executive and other key officers from the appropriate pools based upon the Committee's subjective evaluation of the officer's overall contributions to the Company. The
Committee takes into account recommendations of the CEO in approving annual incentive cash compensation for individual executive and key officers (other than the CEO).

         The 1997 annual incentive compensation targets for the Named Executive Officers ranged from 50% to 60% of base salary. These targets were increased from the 1996 percentages for all of the applicable Named Executive Officers, except the former CEO, as part of the review of total compensation targets taking into account the changes in market data. Mr. Garnett's target annual incentive was established based on market data evaluated at the time he was appointed as an executive officer of the Company. The CEO's 1997 target annual incentive compensation was increased to 60% of his base salary for the same reason.

         The amounts contained in the bonus column of the Summary Compensation Table for the Named Executive Officers (other than the CEO and former CEO) for 1997 are the result of the Committee's determination that 1997 results did not meet the threshold MICP goals of Florida Power and that the 1997 results exceeded the threshold goal for Electric Fuels for the Named Executive Officers. The amount contained in the bonus column of the Summary Compensation Table for the CEO and former CEO for 1997 is based on the same results since the holding company's MICP goals were weighted 85% on the Florida Power goals and 15% on the goals of Electric Fuels. The amounts contained in the bonus column for all the Named Executive Officers were the result of the application of a mathematical formula converting the goal levels achieved, which were above threshold levels, into dollar amounts, without the Committee making any discretionary adjustments.

     Long-Term Incentive Compensation

         To facilitate executive stock ownership and align the interest of key executives with that of the Company's other shareholders in the long-term performance of the Company, the Committee awarded in 1997 the Named Executive Officers the opportunity to earn Common Stock or cash through the grant of performance shares under the Company's LTIP, as indicated in the table appearing on page 9. To date, under the LTIP, the Committee has granted performance shares for eight consecutive three-year performance cycles beginning with the 1991-1993 performance cycle.

         In 1997, the Committee approved changes to the design and administration of the LTIP and established stock ownership guidelines for Company officers to be met within five years of entry into the LTIP. Stock ownership guidelines range from one-half times base salary for a Vice President to two times base salary for the CEO. To the extent earned, performance shares will be converted into shares of un-restricted Common Stock; however, if the stock ownership guidelines have been met, the participant may elect to convert such performance shares into either unrestricted Common Stock or cash.

         The financial goals for the 1995- 1997 performance cycle of the LTIP were established, in accordance with the administration policies previously adopted by the Committee, to be the sum of the three annual ROE or ROIC goals for 1995, 1996 and 1997 used as goals for the MICP (the "Cycle V goals"). The goal weighting used in the MICP was also used for the Cycle V goals. As part of the changes approved by the Committee in 1997, financial goals for later LTIP performance cycles (Cycles VI, VII and VIII) will begin to measure the Company's TSR against an industry peer group.

         The payouts listed in the Long- Term Compensation column of the Summary Compensation Table for the Named Executive Officers on page 8 for the 1995-1997 performance cycle are the result of (i) the Committee's determination that Cycle V results did meet the threshold goals for Florida Power after adjusting for strategic expenditures or expenses incurred in connection with the buyout of the Tiger Bay purchase power contract, the nuclear replacement fuel costs, and nuclear operating and maintenance outage costs that exceeded the Nuclear Regulatory Commission mandated work for 1997; (ii) the Committee's determination that the Cycle V results did meet the threshold goals for certain non-utility subsidiaries, after adjusting for the exclusion of a provision for loss on coal properties in determining Electric Fuels' ROE for 1996; (iii) the application of a mathematical formula converting the goal level achieved into the number of performance shares earned and (iv) adding dividend equivalents on shares earned for the period of the performance cycle. All payouts to the Named Executive Officers were made in shares of Common Stock. The LTIP payouts to the CEO and former CEO were based on Florida Power achievement above threshold for its three-year ROE and ROIC goals, weighted 82%, and achievement above threshold for the three-year ROE and ROIC goals of certain non-utility subsidiaries weighted 18%.

         During 1997, the Committee approved the number of performance shares granted to each Named Executive Officer (other than the CEO and former CEO) for the 1997-1999 performance cycle that had a value on the date of grant equal to 40% or 50% of 1997 base salary, depending on the total compensation opportunity established by the Committee for each executive. None of the percentages were increased from the previous performance cycle. In accordance with the new LTIP design approved by the Committee in 1997, the grants are subject to automatic increase or decrease on a prorated basis in accordance with changes to a participant's base salary or LTIP percentage during the performance cycle.

During 1997, the Committee also approved performance share grants to Mr. Garnett on a prorated basis for the 1995-1997, 1996-1998 and 1997-1999 performance cycles based on the total compensation opportunity established by the Committee at the time he was appointed as an executive officer. For the CEOs, the number of performance shares granted to Dr. Critchfield for the 1997- 1999 performance cycle had a value on the date of grant equal to 70% of his 1997 base salary. This percentage was not increased from the previous performance cycle. For Mr. Korpan, the number of performance shares granted for the 1997-1999 performance cycle had a value on the date of grant equal to 50% of his 1997 base salary and was increased on a prorated basis to 70% of base salary effective June 1, 1997, following a review of updated market data in connection with Mr. Korpan's promotion to CEO.

       Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code would deny the Company a deduction for compensation paid to each Named Executive Officer in a taxable year to the extent it exceeds $1 million per officer, unless the compensation qualifies as "performance-based compensation." In 1997, the Committee rescinded an amendment to the Company's MICP that provided for the mandatory deferral of annual cash incentive compensation which would not qualify for a Company tax deduction due to Section 162(m) of the Internal Revenue Code until such time as it becomes deductible. The MICP deferral was no longer effective in preserving the full deduction and the Committee has determined that the amount of the foregone deduction for 1997 was not material.

Respectfully submitted,

Jean Giles Wittner, Chairman
W. D. ("Bill") Frederick, Jr.
Clarence V. McKee
Richard A. Nunis

Company Performance

         The following graph compares the Company's performance, as measured by the change in price of its Common Stock plus reinvested dividends, with the Standard & Poor's ("S & P") 500 stock index and the S & P Electric Companies stock index for the five years ended December 31, 1997:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG FLORIDA PROGRESS CORPORATION, THE S & P 500 INDEX
                     AND THE S & P ELECTRIC COMPANIES INDEX


                                    [GRAPH]
                           1992     1993     1994     1995    1996     1997

Florida Progress            100      109      104      131     131      170
S & P 500                   100      110      112      153     189      252
S & P Electrics             100      113       98      128     128      162

* $100 invested on 12/31/92 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Relationship with Independent
Accountants

         The firm of KPMG Peat Marwick LLP, which has been the Company's independent certified public accountants since February 2, 1990, was recommended by the Audit Committee and approved by the Board of Directors as the Company's auditor for the year ended December 31, 1997. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Company has not yet selected its independent auditors for the current year. The Audit Committee presently intends to make its recommendation concerning the Company's auditors no later than August 1998, in accordance with past practice.

Shareholder Proposals

         It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote all proxies AGAINST each of the following shareholder proposals. Each shareholder proposal will be approved if the votes cast for the proposal by holders of the shares represented at the Annual Meeting and entitled to vote exceeds the votes cast against the proposal.




         1. Joseph E. Deddo, 2935 E. Buck Court, Inverness, Florida 34452, a holder of 150 shares of the Company's Common Stock, hereby notifies the Company of his intention to present the following proposal for action at the Annual
Meeting:

          "RESOLVED: that the shareholders request the Board of Directors to adopt a policy that requires annual salary increases for executive officers that are greater than 2% of their prior year's salary to be approved by a vote of the shareholders."

                       SHAREHOLDERS' SUPPORTING STATEMENT

Executive salaries are out of control and the Shareholders are paying for poor performance or no performance. We see revenue growth with new customers, just to see it wiped out by big write-offs. Shareholders shouldn't have to pay entitlements such as high executive salaries, just to see their profits be given out to baseball team owners, a seized insurance company or fines. Compensation is earned not granted. THANK YOU FOR YOUR SUPPORT.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

         The Company believes that decisions regarding executive salaries and employee compensation, including its various performance incentive plans -- including the "Sharing the Success" incentive plan implemented in 1996 for non-executive employees of the Company and Florida Power -- should remain the responsibility of the Company's management and Board of Directors.

         The proposal of Florida Power employee Deddo presents his grievances with management to the shareholders in the form of a request to limit executive compensation. However, in providing competitive base salaries and incentive programs like Sharing the Success, the Management Incentive Compensation Plan, and the Long-Term Incentive Plan, the Board of Directors believes it is creating shareholder value by providing its workforce with appropriate incentives that reward employees for the contributions they make to the successful financial performance of the Company and its subsidiaries. Comparable compensation programs are in place at similarly sized U.S. electric utilities.

         The Board's Compensation Committee, comprised of four outside directors, is charged with establishing target compensation levels for executives based on data developed through research of national industry standards and consultations with internal and external compensation professionals. Executive compensation is primarily composed of salary and awards under incentive compensation plans that together are targeted to provide a competitive level of compensation. Incentive plan performance goals are tied to financial performance and business unit and individual contributions, thereby putting a significant portion of the executive's total compensation at risk.

         It is the philosophy of the Board of Directors that executive compensation for all Florida Progress companies be market driven. It is targeted at levels that allow the Company to meet the demands of the competitive marketplace for executive leadership. It is structured to provide a financial stimulus and rewards for contributing to the continued success of the Company. The recommended limitation put forward by the proponent would place the Company at a competitive disadvantage to the detriment of you, its owners.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"AGAINST" THIS PROPOSAL.


         2. Louis D. Putney, 485 South Himes Avenue, Tampa, Florida 33611, holder of 81 shares of the Company's Common Stock, has notified the Company of his intention to present the following proposal for action by the shareholders at the Annual Meeting:

               NOW, THEREFORE, BE IT RESOLVED that the shareholders request the Board of Directors to make available to all stockholders within six months of the 1998 stockholders' meeting a special report on the Crystal River Nuclear Plant. More specifically, this report shall include the following, provided that information directly affecting the competitive position of the Corporation may be omitted, and further provided that the cost of compiling this report shall be limited to an amount deemed reasonable by the Board of Directors:

               1. A description of all significant deficiencies at the Nuclear Plant which existed when the reactor was shut down in September, 1996, whether or not such deficiencies were identified by the NRC as such, including deficiencies in management, engineering, design, or training, and describing the operational and safety implications of each such deficiency.

               2. A description of the actions taken to remedy the deficiencies identified above, including the cost of such actions, the cost of replacement fuel during the outage, and whether such costs were or are to be paid by the company or its ratepayers.

               3. A description of all fines imposed and corrective actions ordered by nRC since January 1, 1996, specifying those corrective actions which have been completed by the Company and those which have not.

               4. An analysis of the advantages and disadvantages of the continued operation of the Crystal River Nuclear Reactor versus a planned decommissioning of the reactor within five years, including an analysis of financial, liability and environmental considerations.

               5. A description of the expected financial losses, injuries and loss of life likely to result from a catastrophic nuclear accident at the Crystal River reactor, including a "worst case" scenario, and the Company's expected financial liability in that event.

                       SHAREHOLDERS' SUPPORTING STATEMENT

         We believe the NRC's findings in its 1996 Notice of Violation in which it imposed civil penalties of $500,000, and found that the Company committed numerous violations "of significant potential safety consequence," and in which the NRC stated, "The NRC is very concerned about the ineffective management oversight of engineering, operations, and corrective action activities demonstrated by these violations."

         We believe that as a result of a settlement approved by the Florida Public Service Commission in June, 1997, the Company will forego collection of $440 million from its ratepayers in connection with the recent extended outage at the nuclear plant, which has resulted in unprecedented losses to the Company, and which is a result of poor management of the reactor.

         We believe the catastrophic accident at Chernobyl clearly exhibited the dangers of nuclear power. We believe that disaster caused the equivalent of $2.8 billion in damage, contaminated 400 square miles of land, and will result in the deaths of 25,000 people.

         As stockholders, we believe that corporations should act responsibly. We believe a full review of our company's nuclear energy operations and policies is necessary. A report will help stockholders and management assess our corporation's social responsibilities and actions relating to its nuclear reactor. These issues demand informed discussion and deliberation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

         The Board of Directors agrees with Mr. Putney's assertion that corporations must act responsibly. The Board fully supports Florida Power's policy of placing safety first in the operation of its facilities and power plants, particularly the Crystal River Nuclear Plant ("CR-3").

         The Board believes that Mr. Putney's request for a special report is both unnecessary and costly to prepare. Much of the information, which would be included in such a report, already is available to the public from other sources.

         For example, the Company is required to disclose all material information concerning CR-3 in its filings with the Securities and Exchange Commission. In addition, Florida Power is required to provide the U.S. Nuclear Regulatory Commission (NRC) with documentation, compliance reports and other filings as part of maintaining the Company's operating license for CR-3. Information contained in these filings is often voluminous and highly technical.

         It is the opinion of the Board that preparing such a special report would be of little or no value to the majority of our shareholders. The Company does, however, take steps to inform the public -- including its shareholders and other investors -- of significant developments in the nuclear plant's operations. Special Company announcements and important updates related to CR-3 are issued regularly to the public and news media.

         With respect to the operation of CR-3, here is a summary of key events in recent years:

o    On balance, CR-3 has been a steady
     performer over its lifetime, since
     coming into service in 1977.  The
     plant recorded its best three-year
     performance ever in 1992, 1993, and
     1994, averaging more than 80%
     capacity during those years.  (The
     industry average for U.S. nuclear
     plants is about 70% annually.)  In
     1995, CR-3 achieved a 100% capacity
     factor.

o    In September  1996,  CR-3 was shut
     down to repair a turbine oil leak. That work was completed by mid-September, and operation of the plant could have continued later that month.

o    During the  September  outage,  Florida
     Power  discovered a problem with a
     modification to the plant's  emergency
     feedwater system. At the same time,
     the company identified other issues related to the design of the plant that needed to be resolved.

o NRC officials also expressed concern over the condition of the plant, as well as some of the plant's operating and management practices.

o Florida Power's management decided to keep the plant shut down until all issues could be addressed and corrections be made. The Company was committed to making the necessary changes to return the plant to peak operating condition.

o    Attention was focused on improving
     five key areas at the plant: Leadership
     Oversight and Involvement;
     Engineering Performance;
     Configuration Management and
     Design Basis; Regulatory
     Compliance; and Operating
     Performance.

o    As a first step toward improving
     performance at CR-3 and restarting
     the unit, Florida Power established a
     new nuclear management team
     experienced in returning units to
     service following extended outages.
     This action was taken to achieve
     immediate improvement in the
     performance of the Company's
     nuclear program.

o    In early 1997, Roy Anderson, formerly
     of Carolina Power & Light, joined
     Florida Power to lead the Company's
     effort to restart CR-3 and prepare the
     plant for another 20 years of
     operation.  Since January 1997, the
     Company also has hired a new Site
     Vice President, Site Director, Plant
     Manager, Engineering Director,
     Regulatory Affairs Director, Training
     Director, and several new managers
     in other areas of Nuclear Operations.

o    During the extended outage of CR-3,
     Florida Power took the opportunity to
     make numerous, additional
     improvements so that when the plant
     returned to service it would be
     prepared to operate safely, reliably
     and with sustained excellent
     performance over the next 20 years of
     its operating license.  Accomplishing
     these improvements at the plant has
     required a significant commitment of
     resources by Florida Power over the
     past year.

o    Monthly  meetings were held with NRC
     officials to keep them informed of the
     progress being made during the outage at CR-3. The Company also held public meetings in communities surrounding the
     Crystal River Energy Complex.

o    Florida Power  received  official NRC
     permission to restart CR-3 on January
     30, 1998.

         The Board does not believe that preparing the requested special report would result in any improvement in the safe operation of CR-3. In fact, the time and effort deployed to produce such a report would divert valuable Company resources from developing and implementing programs that improve the plant's safety and performance. Therefore, it is the Board's opinion that it would not be in the best interests of the Company or the Company's shareholders to incur the expenses to prepare such a report.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"AGAINST" THIS PROPOSAL


1999 Shareholder Proposals

         Proposals of shareholders intended to be included in the proxy statement and presented at the 1999 Annual Meeting must be received on or before November 12, 1998. The Company's Bylaws require timely notice by shareholders for other business to be conducted at an annual meeting. To be timely, in addition to other requirements, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. Proposals should be sent to the Secretary of the Company, Florida Progress Corporation, P.O. Box 33042, St. Petersburg, Florida 33733.

General

         In the event that any other matters properly come before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

         Enclosed is the Annual Report of the Company for the year ended December 31, 1997. It is not to be regarded as proxy soliciting material.


By order of the Board of Directors,

Kathleen M. Haley
Corporate Secretary

                                   [LOGO]
                        FLORIDA PROGRESS CORPORATION

                             I M P 0 R T A N T

                           YOUR PROXY CARD IS BELOW


Your proxy card is attached below. Please follow these steps:

1.       Please clearly mark your voting selections on the reverse side.

2.       Please sign and date your card on the reverse side.

3.       Please detach and return to us in the enclosed postage-paid envelope.

4. Please help us avoid the expense of follow-up mailings by completing and returning your proxy card promptly.










                                (DETACH HERE)



       FLORIDA PROGRESS CORPORATION - Annual Meeting, April 17, 1998


              Proxy solicited on behalf of the Board of Directors




The undersigned hereby appoints Jack B. Critchfield, Richard Korpan and Kathleen
M. Haley and each of them, with power of substitution, proxies to represent, and to vote all shares of Common Stock of Florida Progress Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held in Clearwater, Florida on April 17, 1998, at 9 a.m. EDT, and at any and all adjournments thereof, and hereby revokes any prior proxies given with respect to such stock, and the undersigned authorizes the voting of such stock as follows on the reverse side.



             CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE       SEE REVERSE
                                                                      SIDE

                                   [LOGO]
                        FLORIDA PROGRESS CORPORATION

                             I M P 0 R T A N T

                         YOUR PROXY CARD IS BELOW


Your proxy card is attached below. Please follow these steps:

1.       Please clearly mark your voting selections.

2.       Please sign and date your card.

3.       Please detach and return to us in the enclosed postage-paid envelope.

4. Please help us avoid the expense of follow-up mailings by completing and returning your proxy card promptly.

                                (DETACH HERE)

[X] Please mark your votes
    as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary specification is made, this proxy will be voted "FOR" the nominees listed in the Election of Class II Directors, and "AGAINST" the Shareholder Proposals.

1. Election of Class II Directors
   Nominees: W.D. Frederick, Jr., Frank C. Logan,
              Vincent J. Naimoli
                    FOR              WITHHELD
                    [ ]                 [ ]
   [ ] ------------------------

         For all nominees except those written on the line above.

2. The Board of Directors recommends a vote "AGAINST" the following shareholder proposals requesting the Board to:

                                                                                          FOR  AGAINST  ABSTAIN

  A.     Require shareholder approval of annual salary                                    [ ]   [ ]     [ ]
         increases for executive officers greater than
         2%.

  B.     Prepare a special report on the Crystal River                                    [ ]   [ ]     [ ]
         Nuclear Plant to be available to shareholders
         within six months of the 1998 Annual Meeting.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                              [ ]

(Please mark, date, sign, detach and mail in the enclosed envelope.)

                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give title. For joint account, each joint owner should sign. If the signer is a corporation, please sign full corporation name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_______________ Date:____________ Signature:______________ Date:_____